Exhibit 3.5

CERTIFICATE OF ELIMINATION

OF THE

SERIES A 7% CONVERTIBLE PREFERRED STOCK,

SERIES B CONVERTIBLE PREFERRED STOCK,

SERIES C CONVERTIBLE PREFERRED STOCK, AND

SERIES D 7% CONVERTIBLE PREFERRED STOCK

OF

BIO-KEY INTERNATIONAL, INC.

Pursuant to the provisions of Section 151 (g) of the General Corporation Law of the State of Delaware, it is hereby certified that:

1. The name of the corporation is Bio-key International, Inc. (the “Corporation”).

2. Pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Corporation’s Certificate of Incorporation, as theretofore amended, the Board of Directors of the Corporation, by resolution duly adopted, authorized the issuance of a series of preferred stock of the Corporation designated as Series A 7% Convertible Preferred Stock, par value $0.0001 per share, and established the relative powers, designations, preferences, rights, qualifications, limitations and restrictions of such stock by filing a Certificate of Designation of the Preferred Stock of BIO-key International, Inc. to be designated Series A 7% Convertible Preferred Stock with the Secretary of State of the State of Delaware on July 28, 2004.

3. Pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Corporation’s Certificate of Incorporation, as theretofore amended, the Board of Directors of the Corporation, by resolution duly adopted, authorized the issuance of a series of preferred stock of the Corporation designated as Series B Convertible Preferred Stock, par value $0.0001 per share, and established the relative powers, designations, preferences, rights, qualifications, limitations and restrictions of such stock by filing a Certificate of Designation of the Preferred Stock of BIO-key International, Inc. to be designated Series B Convertible Preferred Stock with the Secretary of State of the State of Delaware on January 23, 2006.

4. Pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Corporation’s Certificate of Incorporation, as theretofore amended, the Board of Directors of the Corporation, by resolution duly adopted, authorized the issuance of a series of preferred stock of the Corporation designated as Series C Convertible Preferred Stock, par value $0.0001 per share, and established the relative powers, designations, preferences, rights, qualifications, limitations and restrictions of such stock by filing a Certificate of Designation of the Preferred Stock of BIO-key International, Inc. to be designated Series C Convertible Preferred Stock with the Secretary of State of the State of Delaware on August 9, 2006.

5. Pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Corporation’s Certificate of Incorporation, as theretofore amended, the Board of Directors of the Corporation, by resolution duly adopted, authorized the issuance of a series of preferred stock of the Corporation designated as Series D 7% Convertible Preferred Stock, par value $0.0001 per share, and established the relative powers, designations, preferences, rights, qualifications, limitations and restrictions of such stock by filing a Certificate of Designation of the Preferred Stock of BIO-key International, Inc. to be designated Series D 7% Convertible Preferred Stock with the Secretary of State of the State of Delaware on December 28, 2009.

6. The Board of Directors of the Corporation adopted the following resolutions on September 30, 2015:

RESOLVED, that none of the authorized shares of the designated Series A 7% Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, or the Series D 7% Convertible Preferred Stock are outstanding, and none will be issued; and be it further

RESOLVED, that all matters set forth in the Certificate of Incorporation with respect to the Series A 7% Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, and the Series D 7% Convertible Preferred Stock shall be eliminated from the Certificate of Incorporation; and be it further

RESOLVED, that the proper officers of the Corporation be and hereby are authorized and directed to file a certificate setting forth this resolution with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151 (g) of the General Corporation Law of the State of Delaware for the purpose of eliminating from the Certificate of Incorporation of the Corporation all reference to the said Series A 7% Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, and the Series D 7% Convertible Preferred Stock.

7. The effective time of this certificate shall be upon filing.

Signed on October 6, 2015

BIO-KEY INTERNATIONAL, INC.

	By:	/s/ Michael W. DePasquale
Michael W. DePasquale,
Chief Executive Officer